As filed with the Securities and Exchange Commission on February 20, 1998
                                                    Registration No. 333-40243


================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------


                                  AMENDMENT
                                    NO. 2


                                      To

                                   FORM S-3

                            REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------


                              EATON CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

            OHIO                                      34-0196300
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
Incorporation or Organization)

                                  EATON CENTER
                              1111 SUPERIOR AVENUE
                           CLEVELAND, OHIO 44114-2584
                                 (216) 523-5000
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                            E.R. FRANKLIN, SECRETARY
                                  EATON CENTER
                              1111 SUPERIOR AVENUE
                           CLEVELAND, OHIO 44114-2584
                                 (216) 523-5000
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   Copies to:

                             Raymond T. Sawyer, Esq.
                            Thompson Hine & Flory LLP
                                 3900 Key Center
                                127 Public Square
                           Cleveland, Ohio 44114-1216

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

PROSPECTUS

                                EATON CORPORATION

                              172,489 COMMON SHARES

         This Prospectus relates to 172,489 Common Shares, $.50 par value per share, of Eaton Corporation, an Ohio corporation ("Eaton" or the "Company"), which are owned by the former shareholders of Cutler-Hammer IDT, Inc. (the "Selling Shareholders"). See "The Selling Shareholders." The 172,489 Eaton Common Shares covered by this Prospectus are referred to herein as the "Shares." All references to the Shares throughout this Prospectus shall be deemed to include the associated Rights. The Shares may be offered for sale from time to time by the Selling Shareholders in open market ordinary brokerage transactions on the New York Stock Exchange, the Chicago Stock Exchange, the Pacific Stock Exchange, or the London Stock Exchange, in privately negotiated transactions at market prices prevailing at the time of sale or, in the case of private transactions, at negotiated prices. Whether or not any such sales will be made and the timing and amount of any sale is within the sole discretion of the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares. See "Plan of Distribution."

         The Shares were acquired by the Selling Shareholders pursuant to an Agreement and Plan of Merger dated as of June 19, 1997 (the "Merger Agreement"), by and among Eaton, IDT Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Eaton, and Cutler-Hammer IDT, Inc. ("IDT"), providing for the merger (the "Merger") of IDT with and into Merger Sub and Merger Sub being the surviving corporation of the Merger. As of the closing of the transactions contemplated by the Merger Agreement, each common share of IDT, without par value, issued and outstanding immediately prior to the Merger (other than common shares held in the treasury of IDT or owned by Eaton), was converted into the right to receive .504 Eaton Common Shares.


         Eaton Shares are listed on the New York Stock Exchange. On February 19, 1998, the average of the high and low prices of Eaton Common Shares on the New York Stock Exchange was $92 1/4.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


               The date of this Prospectus is February 20, 1998.

         No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                              AVAILABLE INFORMATION
                              ---------------------

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy material and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy material and other information concerning the Company and the Registration Statement (as defined herein) can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, at prescribed rates. In addition, the Commission maintains a public access site on the Internet at which site reports, information statements and other information, including all electronic filings, may be viewed. The address of the Internet site is http://www.sec.gov. Such reports, proxy material and other information concerning the Company and the Registration Statement can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

         This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus are summaries that are not necessarily complete and, in each instance, reference is made to the copy of such document as filed. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules thereto, and documents or information incorporated by reference may be inspected without charge at the offices of the Commission, and copies of such materials may be obtained therefrom at prescribed rates.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
                -------------------------------------------------

         The Company incorporates by reference into this Prospectus the following documents:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;


                  2.       All other reports filed by the Company pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, which consist of the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997, and September 30, 1997 filed with the Commission on May 6, 1997, August 11, 1997 and November 13, 1997,
                           respectively, and the Company's Current Report on Form 8-K dated and filed with the Commission on February 3, 1998;

                  3.       The description of the Eaton Common Shares,
                           $.50 par value per share, set forth in the registrant's Registration Statement under the Exchange Act, as amended to date, filed with the Commission pursuant to Section 12(b) of the Exchange Act, and the description of the associated Rights contained in the Company's Registration Statement on Form 8-A filed on July 5, 1995 registering such Rights under Section 12(b) of the Exchange Act; and

                  4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Eaton Common Shares.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person receiving a copy of this Prospectus, upon that person's written or oral request, a copy (without exhibits, unless those exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates) of any documents incorporated by reference in this Prospectus. Requests for copies should be directed to Eaton Corporation, Shareholder Relations, Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114-2584 (telephone (216) 523-5000).

                                   THE COMPANY
                                   -----------

        Eaton is a leading global manufacturer of highly engineered products which serve the automotive, industrial, construction, commercial, aerospace and marine markets. The Company offers high-quality products worldwide and derives a significant majority of its net sales from products that are number one or number two in the markets that they serve. Principal products include electrical power distribution and control equipment, truck transmissions and axles, engine components, hydraulic products, ion implanters and a wide variety of controls. Eaton's products are often essential components of products ranging from heavy duty trucks and home appliances to the Space Shuttle. Eaton maintains and expands its market positions by focusing on the development and production of high-quality, higher value-added products and by investing in superior product and process technologies.

         The Company's principal executive office is located at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114-2584 and its telephone number is
(216) 523-5000.

                            THE SELLING SHAREHOLDERS
                            ------------------------

         All of the Shares offered hereby are owned by the Selling Shareholders and were acquired by the Selling Shareholders pursuant to the Merger Agreement. On August 27, 1997, IDT merged with and into Merger Sub, a wholly-owned subsidiary of Eaton, with Merger Sub being the surviving corporation. As of the closing of the transactions contemplated by the Merger Agreement, each IDT common share, without par value, issued and outstanding immediately prior to the Merger (other than common shares held in the treasury of IDT or owned by Eaton) was converted into a right to receive .504 Eaton Common Shares.

         All of the Shares may be offered by the Selling Shareholders for sale hereunder. As of January 30, 1998, the Shares represented approximately .24% of the outstanding Eaton Common Shares. Since the Selling Shareholders may sell all or some or none of the Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be owned by the Selling Shareholders upon the completion of the offering contemplated by this Prospectus.

         The following table sets forth the name of each Selling Shareholder, the number of Eaton Common Shares held by each such person as of October 31, 1997, and the number of Shares which may be offered for the account of each such person.

         A number of the Selling Shareholders held positions or offices with Cutler-Hammer IDT, Inc. (formerly Eaton IDT, Inc. from May 1, 1990 to March 18,
1996), an affiliate of Eaton, prior to the date of the Merger and/or currently hold positions or offices with the company. The nature of the positions or offices held by the Selling Shareholders with Cutler-Hammer IDT, Inc. during the past three years is indicated in the table below. In addition, one of the Selling Shareholders currently holds positions with other Eaton affiliates and such positions are indicated in footnote 3 to the table below.

                                 Number of Shares       Number of Shares          Positions or Offices
  Selling                        Held as of             Which May                 Held With Cutler-
  Shareholder                    October 31, 1997(1)    Be Offered                Hammer IDT, Inc.
  ----------------------------------------------------------------------------------------------------------------
Joseph B. Beach                  453.94                  100.00                    Senior Staff Engineer

Anthony T. Bonina                1,701.31                1,134.00                  Manager - Automation Services,
                                                                                   Director - Customer & Product
                                                                                   Support

Thomas A. Bott                   378.88                  50.00                     Lead Systems Support Engineer,
                                                                                   Senior Systems Engineer

Nancy S. Cooper                  484.00                  44.00                     Executive Administrative
                                                                                   Assistant, Assistant
                                                                                   Secretary

Marsha J. Cross                  719.87                  473.00                    Senior Contracts Product
                                                                                   Manager

Anthony E. Dolciato              536.03                  151.00                    Senior Product Manager, Project
                                                                                   Leader, Senior OEM
                                                                                   Development Manager

Walter J. Doyle, TTEE of         117,871.00(2)           117,871.00                President
Walter J. Doyle Trust U/A
DTD 2/5/92

Mary Elizabeth Doyle,            4,500.00                4,500.00                  --
TTEE of Mary Elizabeth
Doyle Trust U/D DTD
2/17/92

Linda S. Fisher                  208.98                  50.00                     Technician

                                 Number of Shares        Number of Shares          Positions or Offices
Selling                          Held as of              Which May                 Held With Cutler-
Shareholder                      October 31, 1997(1)     Be Offered                Hammer IDT, Inc.
-----------------------------------------------------------------------------------------------------------------
Linda S. Garber                  215.65                  50.00                     Supervisor - Cost Accountant,
                                                                                   Cost Accountant

Mirjana R. Gearhart              12,537.67               11,939.00                 Manager - Product Development
                                                                                   and Project Management, Vice
                                                                                   President - Manufacturing and
                                                                                   Materials, Vice President -
                                                                                   Engineering

Willard C. Hays                  7,329.88                7,079.00                  Manager of Sales and
                                                                                   Management Projects, Vice
                                                                                   President

Walter M. Huber                  420.83                  151.00                    Senior Systems Engineer, Area
                                                                                   Systems Manager, Senior Field
                                                                                   Applications Engineer

Gregory A. Jordan                262.20                  25.00                     Project Manager, Manager of
                                                                                   Project Management

Steve Kaye                       538.37                  151.00                    Manager - Training and
                                                                                   Programs, Manager - Marketing
                                                                                   Services

Simon Kelly                      1,623.33                1,260.00                  Assistant Treasurer(3)

Michael A. Kuhn                  782.13                  561.00                    Product Business Manager, OEM
                                                                                   Sales Manager, Automation Sales
                                                                                   Manager

David J. Leonard                 442.37                  25.00                     Purchasing Representative

Frank W. Magalski                8,990.48                8,142.00                  Regional Sales Manager

Paul N. Martin                   558.05                  50.00                     Manager IT, IS Manager,
                                                                                   Manager CIS

Michael R. Reynolds              335.48                  151.00                    Area Sales Manager

Duane K. Roberts                 520.42                  50.00                     Manager Manufacturing
                                                                                   Engineering, Group Leader
                                                                                   Manufacturing Support

Merrille C. Shop                 201.49                  50.00                     Draftsman Engineer

John Taylor                      1,671.43                971.00                    Area Sales Manager

                                 Number of Shares       Number of Shares           Positions or Offices
Selling                          Held as of             Which May                  Held With Cutler-
Shareholder                      October 31, 1997(1)    Be Offered                 Hammer IDT, Inc.
--------------------------------------------------------------------------------------------------------------
James T. Thorp                   2,334.52                1,562.00                  Senior Business Development
                                                                                   Manager, Product Marketing
                                                                                   Manager, Regional Sales
                                                                                   Manager

Mark Tinker                      758.40                  504.00                    Engineering Manager

Howard J. Ubert                  10,954.48               10,080.00                 Regional Sales Manager

Howard J. & Joyce A.             2,520.00                2,520.00                       "     "     "
Ubert, JTWROS

Howard J. Ubert, custodian       136.00                  136.00                         "     "     "
for Kathleen Ann Ubert

Gilbert Williams, Jr.            3267.34                 2,659.00                  General Manager, Executive Vice
                                                                                   President & Chief Operating
                                                                                   Officer

(1) Includes Eaton Common Shares held by the Selling Shareholders in the Eaton 401(k) Plan.

(2) Walter J. Doyle holds, in his individual capacity, 723.73 Eaton Common Shares in the Eaton 401(k) Plan.

(3) In addition to Mr. Kelly's position with Cutler-Hammer IDT, Inc., Mr. Kelly currently serves as Vice President and Assistant Secretary of Eaton Yale Ltd. and as a director of Tycor International Corp, other affiliates of Eaton.

                                 USE OF PROCEEDS
                                 ---------------

         The Selling Shareholders will offer the Shares as principals for their own accounts. The Company will receive none of the proceeds of any such sale.

                       DESCRIPTION OF EATON COMMON SHARES
                       ----------------------------------

         The Eaton Common Shares are registered under Section 12(b) of the Exchange Act and, accordingly, no description is provided hereunder.

                              PLAN OF DISTRIBUTION
                              --------------------

         The purpose of this Prospectus is to permit the Selling Shareholders to offer for sale or to sell their Shares at such time and at such prices as they, in their sole discretion, choose. The Company will not receive any proceeds from these offerings or sales.

         The distribution of Shares by the Selling Shareholders, if any, may be effected from time to time in one or more transactions (which may include block transactions) on the open market in ordinary brokerage transactions on the New York Stock Exchange, the Chicago Stock Exchange, the Pacific Stock Exchange, or the London Stock Exchange (on each of which the Eaton Common Shares are listed), in privately negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent. The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of Shares sold by them may be deemed to be underwriting discounts and commissions.

         One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act to describe any material arrangement for the resale of the Shares, if and when such arrangements are entered into by the Selling Shareholders and any broker-dealers that participate in the distribution of the Shares.

         To the extent necessary to comply with certain state securities laws, if applicable, the Selling Shareholders have advised the Company that the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be offered for sale or sold unless the Shares have been registered or qualified for sale in such states or an exemption from registration or qualification is available and complied with.

                                  LEGAL MATTERS
                                  -------------

         The validity of the Shares will be passed upon for the Company by G. L. Gherlein, Executive Vice President and General Counsel of the Company.

                                     EXPERTS
                                     -------

         The consolidated financial statements of the Company and its subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The Company will bear the entire cost of the estimated expenses, as set forth in the following table, in connection with the distribution of the securities covered by this Registration Statement.

SEC registration fee.......................................$       5,068.50
Legal fees and expenses....................................        8,000.00
Accounting fees and expenses...............................        5,000.00
Miscellaneous..............................................       10,000.00
                                                                  ---------
     Total.................................................$      28,068.50
                                                                  =========

         The Company shall be responsible for the payment of any additional expenses in connection with this Registration Statement other than (a) underwriting discounts and commissions and (b) transfer taxes incurred by the Selling Shareholders or their agents, including fees and expenses of counsel for the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Paragraph (E) of Section 1701.13 of the Ohio Revised Code grants each corporation organized under the laws of the state of Ohio, such as the Company, the power to indemnify its directors, officers and other specified persons. Provisions relating to indemnification of directors and officers of the Company and other specified persons have been adopted pursuant to the Ohio law and are contained in Article IV, Section 2 of the Company's Amended Regulations. Under the Amended Regulations, the Company shall indemnify any director, officer or other specified person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or other specified person, to the full extent permitted by applicable law. The foregoing statement is subject to, and only part of, the detailed provisions of the Ohio Revised Code and the Company's Amended Regulations referred to herein.

         The Company has entered into Indemnification Agreements with all of its officers and directors. The Agreements provide that the Company shall indemnify such directors or officers to the full extent permitted by law against expenses actually and reasonably incurred by them in connection with any claim filed against them by reason of anything done or not done by them in such capacity. The Agreements also require the Company to maintain director and officer insurance which is no less favorable to the director and officer than the insurance in effect on the date of the Agreements, and to establish and maintain an escrow account of up to $10 million to fund the Company's obligations under the Agreements, except that the Company is required to fund the escrow only upon the occurrence of a change of control of the Company, as defined under the Agreements.

         The Company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which claims may be in addition to those described in
Section 2 of Article IV of the Amended Regulations.

ITEM 16.  EXHIBITS

         See Index to Exhibits.

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 20, 1998.

                                EATON CORPORATION

                                By:   /s/ G.L. Gherlein
                                   -------------------------------------------
                                      G. L. Gherlein, Executive Vice President
                                      and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name                                Title
 /s/ Stephen R. Hardis              Chairman and Chief Executive Officer;
-------------------------------     Principal Executive Officer; Director
Stephen R. Hardis

 /s/ Alexander M. Cutler            President and Chief Operating Officer;
-------------------------------     Director
Alexander M. Cutler

 /s/ Adrian T. Dillon               Executive Vice President--Chief Financial and
-------------------------------     Planning Officer; Principal Financial Officer
Adrian T. Dillon

 /s/ Billie K. Rawot                Vice President and Controller; Principal
-------------------------------     Accounting Officer
Billie K. Rawot

 /s/ Neil A. Armstrong              Director
------------------------------
Neil A. Armstrong

 /s/ Phyllis B. Davis               Director
------------------------------
Phyllis B. Davis

 /s/ Ernie Green                    Director
------------------------------
Ernie Green

 /s/ Ned C. Lautenbach              Director
------------------------------
Ned C. Lautenbach

 /s/ John R. Miller                 Director
------------------------------
John R. Miller

 /s/ Furman C. Moseley              Director
------------------------------
Furman C. Moseley

 /s/ Victor A. Pelson               Director
------------------------------
Victor A. Pelson

 /s/ A. William Reynolds            Director
------------------------------
A. William Reynolds

 /s/ Gary L. Tooker                 Director
------------------------------
Gary L. Tooker


By   /s/ G.L. Gherlein                               February 20, 1998
  ------------------------------
     G.L. Gherlein, Attorney-in-Fact
     for the Officers and Directors
     signing in the capacities indicated



                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                              Description
------                              -----------

4(a)     Amended Articles of Incorporation of Eaton Corporation, filed as
         Exhibit 3(i) to Form 8-K dated May 19, 1994 and incorporated herein by reference.

4(b)     Amended Regulations of Eaton Corporation, filed as Exhibit 3 to
         Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

4(c) Rights Agreement, dated as of June 28, 1995, between Eaton Corporation and Society National Bank, as Rights Agent, filed as Exhibit 1 to Form 8-A filed on July 5, 1995, and incorporated herein by reference.

4(d) Instruments defining rights of security holders, including indentures (pursuant to Item 601(b)(4) of Regulation S-K, the Company agrees to furnish to the Commission, upon request, a copy of the instruments defining the rights of holders of long-term debt of the Company and its subsidiaries).

5 Opinion of G. L. Gherlein, Executive Vice President and General Counsel, as to the validity of the Common Shares registered.

23(a)    Consent of Ernst & Young LLP, Independent Auditors.

23(b) Consent of G. L. Gherlein, Executive Vice President and General Counsel, contained in his opinion filed as Exhibit 5 to this Registration Statement.

24       Power of Attorney.